EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-95908, 333-64044, 333-100310, 333-109882, 333-118228 and 333-147559 on Form S-8 of our report dated January 26, 2006 relating to the consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss) and cash flows of Vermont Pure Holdings, Ltd. and subsidiary for the year ended October 31, 2005, appearing in this Annual Report on Form 10-K of Vermont Pure Holdings, Ltd. for the year ended October 31, 2007.
/s/ Deloitte & Touche LLP
Hartford, Connecticut
January 29, 2008